Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-180049) on Form S-3 and
(Nos. 333-231205, 333-204169, 333-174755, 333-143216, 333-88454 and 333-289427) on Form S-8 of our
reports dated March 2, 2026, with respect to the consolidated financial statements of Alamo Group Inc. and subsidiaries and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
San Antonio, Texas
March 2, 2026